                                                                      EXHIBIT 21


                                           DAIN RAUSCHER CORPORATION

                                  LIST OF SUBSIDIARIES AS OF DECEMBER 31, 1998


                                                                        PERCENTAGE
                                                                        OF VOTING
                                                     STATE IN WHICH    SECURITIES
                             NAME                     INCORPORATED        OWNED
                             ----                    --------------     ----------
Consolidated subsidiaries of Registrant:

   Dain Rauscher Incorporated..........................Delaware          100%
   Insight Investment Management Inc...................Minnesota         100
   Dain Rauscher Lending Services Inc..................Minnesota         100


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